Exhibit 4.29

1Information in this exhibit identified by brackets and *** has been redacted because it is not material and is the type that the Company treats as private or confidential
1
1ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of July 18, 2023 (the “Effective Date”), by and between CASI Pharmaceuticals, Inc., a Cayman  corporation having a place of business at 1701-1702, China Central Office, Tower 1, No. 81 Jianguo Road, Chaoyang District, Beijing 100025 People’s Republic of China (“CASI”), and Cleave Therapeutics, Inc., a company incorporated under the laws of the State of Delaware having a place of business at 92 S. Park Street, San Francisco, CA 94107 (“Cleave”), each a “Party” and together the “Parties”.

1RECITALS:

WHEREAS, Cleave has developed a proprietary small molecule VCP/p97 inhibitor known as CB-5339 (as further defined below);

WHEREAS, Cleave previously granted an exclusive license to CASI for the development and commercialization of CB-5339 in greater China pursuant to that certain License and Development Agreement for CB-5339 entered into between the Parties and dated March 5, 2021 (the “Existing License Agreement”);

WHEREAS, CASI now desires to obtain ownership of Cleave’s intellectual property rights covering CB-5339, and Cleave desires to sell and transfer such intellectual property rights to CASI.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Cleave and CASI agree as follows:

ARTICLE I
DEFINITIONS

For the purpose of this Agreement, the following terms, whether used in singular or plural form, shall have the respective meanings set forth below:

1.1“Affiliate” means a Person or entity that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.
1.2“Assigned Know-How” means all Know-How owned by Cleave or any of its Affiliates as of the Effective Date that cover or claim the composition of matter, manufacturing or use of the Product, including without limitation the global data package, all CMC, clinical data and regulatory documents, and any other relevant documents or information as required for Investigational New Drug Application (IND),

Clinical Trial Application (CTA), New Drug Application (NDA), Marketing Authorization Application (MAA), manufacturing and commercialization of the Product.
1.3“Assigned Materials” means all quantities of CB-5339 owned by Cleave or any of its Affiliates, as further described on Exhibit D.
1.4“Assigned Patent Rights” means the Patent Rights set forth on Exhibit B which cover or claim the composition of matter, form, formulation, manufacturing or use of the Product, including (a) any and all parent or priority patent and patent applications, patents, reissues, divisions, continuations, continuing patent applications, request for continued examination patent applications, renewals, extensions and continuations-in-part thereof, any patents issuing from any of the foregoing, and any foreign counterpart of any of the foregoing, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights (including foreign counterparts of patents, foreign patent applications, and patents which issue thereon) corresponding thereto throughout the world.
1.5“Business Day” means any day that is not: (a) a Saturday or a Sunday or (b) any day that is a legal holiday under the applicable Laws of the United States, or Laws of the People’s Republic of China, or that is a day on which banking institutions in San Francisco, California are authorized or required by applicable Laws or other governmental action to close.
1.6“CB-5339” means CB-5339, an inhibitor of VCP or transitional endoplasmic reticulum ATPase (TER ATPase) also known as p97, the chemical structure of which is set forth on Exhibit A attached hereto.
1.7“Combination Product” means a product containing both (a) a pharmaceutically active agent or ingredient which constitutes a Product and (b) one or more other pharmaceutically active agents or ingredients which do not constitute Products (each, an “Other Component”).
1.8“Confidential Information” of a Party means all Know-How and other information that is of a confidential or proprietary nature to such Party (including Know-How and information of Third Parties) and that is disclosed to the other Party under this Agreement. Confidential Information includes Know-How or other information (whether or not patentable) regarding a Party’s technology, products, business information, business objectives, reports and audits under this Agreement, as well as all proprietary materials (and data and information associated therewith) of a Party.  Confidential Information shall include the terms and conditions of this Agreement, which shall be the Confidential Information of both Parties.
1.9“Dollars” and “$” means United States dollars.
1.10“European Union” or “EU” means the countries of the European Union, as the European Union is constituted as of the Effective Date and as it may be modified from time to time.  For purposes of this Agreement, EU shall include the United Kingdom.
1.11“Executive Officers” means, together, the Chief Executive Officer of CASI and the Chief Executive Officer of Cleave.
1.12“GAAP” means United States generally accepted accounting principles, consistently applied.
1.13“Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, legislative body, commission or other instrumentality of (a) any government of any country or jurisdiction, (b) any state, province, county, city or other political subdivision thereof or (c) any supranational body.
1.14“Know-How” means all technical, scientific and other information, inventions (whether or not patentable), improvements, practices, formula, trade secrets, techniques, methods, procedures, knowledge, technology, instructions, results, test data (including pharmacological, toxicological, pharmacokinetic and pre-clinical and clinical information and test data, related reports, structure-activity relationship data and statistical analysis), analytical and quality control data, protocols, processes, models, designs, and other information regarding discovery, development, marketing, pricing, distribution, cost, sales and manufacturing in written, electronic or any other form known or hereafter developed.
1.15“Law” means any applicable law, statute, rule, regulation, ordinance or other pronouncement having the effect of law of any Governmental Authority.
1.16“Net Sales” means the gross amounts invoiced by CASI, its Affiliates, licensees and assignees (of the Assigned Patent Rights) for sales of Products to independent or unaffiliated Third Party purchasers of the Product in bona fide, arms-length transactions, less the following deductions with respect to such sales to the extent that such amounts are either included in the billing as a line item as part of the gross amount invoiced, or otherwise documented in accordance with GAAP to be specifically attributable to actual sales of the Product.
1.16.1Customary and reasonable trade discounts, including trade, cash and quantity discounts or rebates, credits, or refunds (including inventory management fees, discounts, or credits);
1.16.2allowances or credits actually granted upon claims or for damaged, outdated, spoiled, returned or rejected products, including recalls, regardless of the party requesting such recall;
1.16.3charges included in the gross sales price for freight, insurance, transportation, postage, handling, and any other charges relating to the sale, transportation, delivery or return of the Product;
1.16.4customs duties, sales, excise and use taxes and any other governmental charges (including value-added tax) actually paid in connection with the transportation, distribution, use or sale of the Product (but excluding what is commonly known as income taxes);
1.16.5rebates and chargebacks or retroactive price reductions made to federal, state, or local governments (or their agencies), or any Third Party payor, administrator or contractor, including managed health organizations;
1.16.6deductions for bad debts to the extent relating to the Product actually written off, with reasonable collection efforts and added back if collected;
1.16.7fees paid to wholesalers, distributors, or other trade customers related to the distribution or sale of Products, provided that, in any event, deductions for such fees shall not exceed three percent (3%) of the underlying Net Sales; and
1.16.8other similar and customary deductions to the extent such deductions are a bona fide reduction from gross invoiced sales which are in accordance with GAAP to arrive at “net sales” under GAAP.

For the avoidance of doubt, Net Sales shall include the amount or fair market value of all other considerations received by CASI, its Affiliates, licensees or assignee (of the Assigned Patent Rights) in respect of the Products, whether such consideration is in cash, payment in kind, exchange or other form.

Net Sales will be calculated only once for the first bona fide arm’s length sale of such Product by CASI, its Affiliates, licensees or such assignee to a Third Party purchaser, and will not include sales between or among CASI, its Affiliates, sublicensees or such assignee unless the purchaser in such sale is the final end user.

The transfer of a Product to an Affiliate, licensee, or other Third Party for no profit (a) in connection with the development or testing of a Product (including the conduct of clinical studies), (b) for purposes of distribution as promotional samples, (c) in connection with patient assistance programs or other charitable purposes, such as compassionate use, “named patient” or expanded access programs, or (d) by and between CASI and its Affiliates or licensees shall not, in any case, be considered a Net Sale of a Product under this Agreement.

If a Product under this Agreement is sold in the form of a Combination Product, then Net Sales for such Combination Product shall be determined on a country-by-country basis by mutual agreement of the Parties in good faith taking into account the perceived relative value contributions of the Product and the other ingredient or agent in the Combination Product, as reflected in their respective market prices. In case of disagreement, an independent expert agreed upon by both Parties or, failing such agreement, designated by the International Chamber of Commerce in Paris, shall determine such relative value contributions and such determination shall be final and binding upon the Parties.

In the event a Product is “bundled” for sale together with one or more other products in a Region (a “Product Bundle”), then Net Sales for the Product shall be determined on a country-by-country basis by mutual agreement of the Parties in good faith taking into account the relative value contributions of the Product and the other products in the Product Bundle, as reflected in their individual sales prices. In case of disagreement, an independent expert agreed upon by both Parties or, failing such agreement, the International Chamber of Commerce shall determine such relative value contributions and such determination shall be final and binding upon the Parties

1.17“Patent Rights” means all rights under: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from the foregoing patents or patent applications (a) or from an application claiming priority to the foregoing patents or patent applications (a), including all divisionals, continuations, continuation-in-part applications, provisional applications, converted provisionals, substitutions, renewals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications (a) and (b), including author certificates, inventor certificates, utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including patent term adjustment, patent term extension, supplementary protection certificates and the like) of the foregoing patents or patents applications (a), (b) and (c); and (e) any similar rights, including so-called pipeline protection (where subject matter previously disclosed was not previously patentable in a particular jurisdiction but subsequently becomes patentable subject matter in such jurisdiction), or any importation, revalidation, confirmation or introduction patent or registration patent or patent of addition to any such foregoing patent applications and patents; and (f) any and all U.S. and foreign equivalents or counterparts of any of the foregoing in any country or jurisdiction.
1.18“Permitted Liens” means non-exclusive licenses granted by Cleave for research and development purposes, with no commercialization rights, including pursuant to MTAs, sponsored research agreements and service agreements.

1.19“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.
1.20“Product” means CB-5339, or any other VCP/p97 inhibitor covered by the Assigned Patent Rights.  This shall include any pharmaceutical composition or preparation containing or comprising CB-5339, or any other VCP/p97 inhibitor covered by the Assigned Patent Rights, including all presentations, formulations, combinations,  modes of administration, dosages and dosage forms thereof.
1.21“Regulatory Approval” means the approvals, licenses, registrations or authorizations of the applicable Regulatory Authority necessary for the marketing and sale of a Product in a country, including pricing or reimbursement approvals whether or not legally required in order to sell the Product in each country.
1.22“Regulatory Authority” means a Governmental Authority with authority over the testing, manufacture, use, storage, import, promotion, marketing or sale of a Compound or Product in a country or jurisdiction.
1.23“Tax” or “Taxes” means any form of tax or taxation, levy, duty, charge, social security charge, contribution or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed by, or payable to, any government, state or municipality, or any local, state, federal or other fiscal, revenue, customs, or excise authority, body or official.
1.24“Territory” means worldwide.
1.25“Technology Transfer” means the documents, information, filings, know how, and agreements defined in Section 2.6 and on which is set forth on Exhibit F attached hereto.
ARTICLE II
EXISTING LICENSE AGREEMENT; ASSIGNMENT; INTELLECTUAL PROPERTY
2.1Existing License Agreement.  Effective upon the Effective Date, the Parties acknowledge and agree that the Existing License Agreement is terminated and superseded by this Agreement.
2.2Assignment.  Cleave hereby immediately grants, assigns, conveys and otherwise transfers to CASI the entire right, title and interest in and to the Assigned Patent Rights, Assigned Know-How and Assigned Materials.  Cleave further agrees to execute a form of patent assignment substantially in the form attached hereto as Exhibit C and the form of bill of sale substantially in the form attached hereto as Exhibit E and, at the reasonable request of CASI, any other documents necessary to transfer title in the Assigned Patent Rights, Assigned Know-How and the Assigned Materials.  Except with respect to the Permitted Liens, the Assigned Patent Rights, Assigned Know-How and the Assigned Materials are to be transferred and assigned to CASI free and clear of any mortgage, charge, lien, security interest, easement, right of way, pledge restriction or encumbrance of any kind and to the extent that any exist or any amount are owed with respect to any Assigned Patent Right, Assigned Know-How or Assigned Material as of the Effective Date; Cleave shall be responsible for removing any such encumbrance and paying all such amounts, if any, that are incurred or accrued or owed with respect to the Assigned Patent Rights, Assigned Know-How and the Assigned Materials up to and including the Effective Date.
2.3Transfer of Assigned Materials.  For no additional consideration, Cleave shall transfer ownership, and shall notify any Person where Assigned Materials are stored or maintained that all Assigned Materials owned by Cleave that are currently stored at any such Person have been assigned to CASI, and CASI has all rights to further disposition of such Assigned Materials.  CASI shall be responsible at its sole cost for the continued storage or transfer of any such materials from any such Person where Assigned Materials are stored or maintained.
2.4No Implied Rights. Except as expressly provided herein, no Party or any of its Affiliates grants any right or license, including any rights or licenses to any Patent Right or Know-How not otherwise expressly granted herein, whether by implication, estoppel or otherwise.
2.5Prosecution and Maintenance of Patent Rights.  From and after the Effective Date, CASI shall have the sole right to file, prosecute, maintain and enforce the Assigned Patent Rights and CASI shall be responsible for all costs therefor.  CASI shall provide Cleave with reasonable updates on the Assigned Patent Rights and information regarding the claims of the Assigned Patent Rights. From and after the Effective Date, Cleave shall have no obligation or future obligation to file, prosecute, maintain and enforce the Assigned Patent Rights, other than as explicitly set forth herein.
2.6Support.
2.6.1Until October 3, 2023, Cleave, it’s employees and consultants will cooperate and provide reasonable assistance (the “Technology Transfer Period”) in effecting a technology transfer to CASI for all information, know how on the Product, and all regulatory filings and documentation (including INDs and DMFs), preclinical, toxicology, clinical data and related existing documentation; and all CMC and manufacturing activities, agreements, supply and related existing documentation within such time period.  With respect to any agreements between Cleave and a vendor related to the Product, if CASI desires assignment of such agreement and notifies Cleave during the Technology Transfer Period, and to the extent Cleave is able to assign such agreement pursuant to the terms of the agreement, Cleave will assign such agreements to CASI.
2.6.2Within [***]  days after the Effective Date, Cleave shall assign to CASI all regulatory filings for the Product that are owned by Cleave.  Cleave shall provide CASI with complete, core data package and all regulatory filings and documentation (including INDs and DMFs), preclinical and clinical data, and CMC data, supply, supply agreements and documents that are owned by Cleave and its Affiliates and/or in the possession of third party contractors.  Cleave shall provide to CASI clinical trial data and regulatory filings and documentation for the Product as such data and filings become available.
2.6.3During the Technology Transfer Period, Cleave or any of its Affiliates and third party contractors will provide all reasonable assistance and support necessary for CASI to effectuate the development and registration of the Product for clinical trial approval and marketing approval in the Territory.  Cleave will provide CASI with all preclinical, clinical trial and CMC data and regulatory filings and documentation that are owned by Cleave to assist CASI in IND, CTA and NDA filing for the Product in the Territory.
2.6.4CASI shall have the exclusive right to manufacture CB-5339 itself or through third party manufacturers.  This right includes the agreement to transfer the manufacture of the Product, including all technology transfer of the CMC/manufacturing process and use of any Drug Master File, to CASI or a qualified CMO.  During the Technology Transfer Period, Cleave shall provide technical support as requested by CASI for the successful completion of the tech transfer and GMP manufacturing of the Product.
2.6.5After Cleave has provided the foregoing assistance and support, and Cleave has removed any such encumbrance and paid all such amounts, if any, that are incurred or accrued or owed with respect to the Assigned Patent Rights, Assigned Know-How and the Assigned Materials up to and including the Effective Date pusurant to Section 2.2, Cleave shall have no further obligations to CASI under this Agreement.

2.7Annual Reporting.    Within [***] days after the end of each calendar year, CASI shall furnish Cleave with a written report containing a brief summary of the CB-5339 program status.
ARTICLE III
FINANCIAL PROVISIONS
3.1Termination of Convertible Promissory Note.  Pursuant the Convertible Promissory Note No.: 2021-01, dated March 5th, 2021 (“Promissory Note”), Cleave promised to pay to the order of CASI or its assigns, the principal sum of USD [***] Dollars ($[***]) plus accrued interest.  CASI represents and warrants to Cleave that CASI has not transferred, pledged or otherwise disposed of, or encumbered any interest in the Promissory Note.  In partial consideration for the rights granted under this Agreement, and for the payment of USD [***] Dollars ($[***]) (“Payment”) to be paid to CASI within [***]  Business Days following the Effective Date, CASI agrees that upon receipt of the Payment the Promissory Note shall be terminated and all rights, obligations and covenants owed by Cleave to CASI under the Promissory Note shall be satisfied, such that the Promissory Note shall be cancelled, released, extinguished and of no further force or effect as of the Payment.  Execution of this Agreement and the Payment to CASI shall constitute full and complete satisfaction of all obligations of Cleave under the Promissory Note.
3.2Development and Sales Milestone Payments. CASI shall make non-refundable, non-creditable development and sales milestone payments (each, a “Milestone Payment”) to Cleave following achievement of the corresponding milestones set forth below by CASI, its Affiliate, sublicensee or assignee (of the Assigned Patent Rights) (each, a “Milestone”).  CASI will notify Cleave within [***] days of its meeting a Milestone, and CASI will pay to Cleave the corresponding Milestone Payment amount within [***] days after receiving an invoice from Cleave therefor.
Milestone	Milestone Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
3.3Royalties.
(a)During the applicable Royalty Term, on a country-by-country and Product-by-Product basis, CASI will pay Cleave [***]  percent [***] (%) of Net Sales of such Product in such country. On a Product-by-Product basis, the period in which royalties are payable on a country-by-country basis for such Product shall end upon the last to occur of (i)  [***] years after first commercial sale of such Product in such country; (ii) expiration of any applicable regulatory exclusivity in such country; or (iii) the last to expire valid composition of matter claim of a Patent covering such Product in such country (such period being the “Royalty Term”).
(b)Royalty Reductions.  During the Royalty Term and on a Product-by-Product and country-by-country basis, royalties due hereunder are subject to adjustment as a result of the events set forth below (such adjustments to be prorated for the then-current calendar quarter in which the reduction becomes applicable); provided, however, that the royalty rate under Section 3.3(a) shall not be reduced below [***] percent ([***] %) by any or all reasons of the adjustments set forth below.
(i)Third Party Licenses.  If CASI, its Affiliates or sublicensees are required to make any royalty payments to a Third Party for a license legally required and necessary to make, use, sell, offer for sale or import the Product in a country, then the amount of royalties payable under Section 3.3(a) shall be reduced by [***] percent ([***]%) of the amount of such royalty payments to such Third Party on account of the sale of the Product in such country in such calendar quarter.
(ii)Patent Expiry.  During the Royalty Term and on a country-by-country and Product-by-Product basis, the (then applicable) royalty rate shall be reduced to [***] percent ([***] %) upon the expiration of the last-to-expire Patent that covers the composition of matter of such Product in such country.
(iii)Royalty Adjustment for Generic Competition. Upon Generic Competition with respect to the Product in a country or region, the royalty rate payable in such country or region shall be reduced by [***] percent ([***] %) of the royalty rate set forth in Section 3.3 (a).
(c)Royalty Reports and Payments. CASI shall calculate all amounts payable to Cleave pursuant to this Section 3.3 at the end of each calendar quarter. CASI shall provide to Cleave, within [***] days after the end of such calendar quarter, a statement of the amount of Net Sales of each Payment Product during the applicable calendar quarter and a calculation of the amount of royalty payment due on such Net Sales for such calendar quarter (the “Royalty Report”) and, following receipt of such Royalty Report, Cleave will be entitled to submit to CASI an invoice for the royalty payment amount set forth in such Royalty Report, and CASI will pay such invoiced amount within [***] days of receipt of such invoice.
3.4Audits.  CASI shall keep, and shall require its Affiliates and sublicensees to keep, complete and accurate records relating to Net Sales sufficient to determine when and if payments are due to Cleave hereunder. For the sole purpose of verifying the status of the royalties and other payments payable hereunder, Cleave shall have the right, no more than once per calendar year, at Cleave’s expense, to retain an independent certified public accounting firm reasonably acceptable to CASI, to review such records in the locations where such records are maintained by CASI and its Affiliates upon reasonable written notice not to exceed [***] days’ prior written notice and during regular business hours at such place or places where such records are customarily kept. All such books and records are CASI Confidential Information. Any such auditor shall execute a confidentiality agreement with CASI in customary form and shall not disclose CASI’s Confidential Information to Cleave, except to the extent such disclosure is necessary to convey the findings of such auditor’s inspection. Any such inspection (i) may not be conducted more than  [***] years after the end of a calendar year and any [***] month accounting period and (ii) may be audited no more than once. The results of each audit, if any, shall be binding on both Parties absent negligence or willful misconduct in the auditor’s performance. Should such inspection lead to the discovery of a discrepancy greater than [***] percent ([***]%) in any reporting period prior to notice of the audit to Cleave’s detriment for any [***] month period, then CASI shall pay the reasonable cost of such audit plus interest.

3.5Currency Exchange.  For purposes of determining the royalties payable hereunder, sales of Payment Products invoiced in a currency other than Dollars shall be expressed in their Dollar equivalent calculated using CASI's own standard currency translation methodology for the conversion of foreign sales currencies into Dollars, which methodology shall be in accordance with applicable accounting standards and shall be the methodology generally used by CASI for currency conversions in CASI's audited financial statements.
3.6Tax Withholding.  CASI shall deduct and withhold from its payments any Taxes that it is required by applicable Law to deduct or withhold. Notwithstanding the foregoing, if Cleave is entitled to a reduction of rate of, or the elimination of, or recovery of, applicable withholding Tax, it may deliver to CASI or the appropriate Governmental Authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve CASI of its obligation to withhold Tax. In such case CASI shall apply the reduced rate of withholding, or not withhold, as the case may be, provided that CASI is in receipt of evidence, in a form reasonably satisfactory to CASI, for example Cleave’s delivery of all applicable documentation, at least [***] weeks prior to the time that the payments are due. If, in accordance with the foregoing, CASI withholds any amount, it shall pay to Cleave the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send Cleave proof of such payment within [***] days following that payment. CASI shall also provide reasonable information and assistance to Cleave for the purposes of recovering any withholding tax through a double taxation treaty or similar.
ARTICLE IV
CONFIDENTIAL INFORMATION
4.1Nondisclosure Obligation.  All Confidential Information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) hereunder shall be maintained in confidence by the Receiving Party and shall not be published or otherwise disclosed to a Third Party or used for any purpose, except as expressly set forth herein without the prior written consent of the Disclosing Party. Each Party may use the other Party’s Confidential Information solely to the extent required, to perform its obligations or exercise any rights under this Agreement, and within the limitations on such obligations and rights provided elsewhere in this Agreement. The confidentiality and non-use provisions of this Article 4 shall not apply to the extent that such Confidential Information:
4.1.1is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;
4.1.2is in the public domain, or thereafter enters the public domain known through no fault of the Receiving Party;
4.1.3is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality or restricted use to the Disclosing Party; or
4.1.4is developed by the Receiving Party independently, and without the use of, reference to, or reliance on Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s contemporaneously created records.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

4.2Permitted Disclosures.  Notwithstanding the obligations of confidentiality and non-use set forth in Section 4.1 and Section 4.4, the Receiving Party may disclose Confidential Information disclosed to it, and the existence and terms of this Agreement, to:
4.2.1Affiliates and sublicensees, and its and their employees, directors, agents, consultants, advisors, and Third Party contractors who have a need to know such Confidential Information for the performance of its obligations (or for such entities to determine their interest in performing such activities) in accordance with this Agreement;
4.2.2Governmental Authorities or other Regulatory Authorities in order to obtain and maintain Patent Rights and Regulatory Approvals in accordance with this Agreement, or otherwise perform its obligations or exercise its rights under this Agreement;
4.2.3in so far as is reasonably necessary to prosecute or defend litigation, including by responding to a subpoena in a Third Party litigation;
4.2.4the extent required by a court, administrative order or Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; and
4.2.5any bona fide actual or prospective underwriters, investors, lenders, other financing sources, acquirers, collaborators or strategic partners and to consultants and advisors of such Party, in each case who are obligated to keep such Confidential Information confidential on terms no less stringent than those in this Section 4.1 and provided the Party making such disclosure to Affiliates and licensees remains liable therefor;

provided that, solely with respect to the foregoing clauses 4.2.2 - 4.2.4, such Confidential Information shall be disclosed only to the extent reasonably necessary to do so.

4.3Disclosure Required by Law.  If a Receiving Party is required by Law (including regulations promulgated by securities exchanges or listing entities) to disclose Confidential Information of the Disclosing Party pursuant to Sections 4.2.2, 4.2.4 or 4.2.4, such Party shall, to the extent permitted by Law, promptly inform the Disclosing Party of the disclosure that is being sought in order to provide the Disclosing Party an opportunity to challenge or limit the disclosure obligations and the Receiving Party shall endeavor in good faith, at the Disclosing Party’s expense, to secure confidential treatment of such Confidential Information or reasonably assist the Disclosing Party in seeking a protective order or other confidential treatment. Confidential Information that is required to be disclosed by Law shall remain otherwise subject to the confidentiality and non-use provisions of Section 4.1 and Section 4.4. If either Party concludes that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, at least [***] Business Days in advance of any such filing, such Party will provide the other Party with a copy of this Agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, will provide the other Party with a reasonable opportunity to comment on any such proposed redactions and to suggest additional redactions, and will take such Party’s reasonable and timely comments into consideration before so filing this Agreement.
4.4Publicity.  Except as set forth in Section 4.1 or otherwise expressly permitted by this Agreement, the terms of this Agreement  may not be disclosed by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Law.  Notwithstanding the foregoing, either Party shall have the right to publicly disclose that Assigned Patent Rights and other assets related to CB-5339 were sold by Cleave to CASI pursuant to this Agreement.
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1Mutual Representations and Warranties.  Each Party represents and warrants to the other Party as of the Effective Date that:
5.1.1Representations of Authority. It is duly organized and validly existing under the Laws of its jurisdiction of incorporation or formation, and has full corporate right, power and authority to enter into this Agreement and to perform its obligations under this Agreement.
5.1.2Consents. All necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained.
5.1.3No Conflict. The execution and delivery of this Agreement and the performance of its obligations hereunder (a) do not violate or conflict with the provisions of its certificate of incorporation or by-laws, (b) do not conflict with or violate any requirement of Law effective as of the Effective Date, and (c) do not and will not conflict with, violate, breach or constitute a default under any contractual obligations of it or any of its Affiliates existing or known as of the Effective Date.
5.1.4Authorization and Binding Nature. The execution, delivery and performance of this Agreement and the performance of all obligations hereunder have been duly authorized by all requisite corporate action on the part of such Party. This Agreement constitutes valid and legally binding obligations of such Party, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting the enforcement of creditors' rights generally and Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
5.2Disclaimer of Warranties.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY TECHNOLOGY, PRODUCT, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF THE PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE PRODUCTS WILL BE ACHIEVED.
ARTICLE VI
TERM AND TERMINATION
6.1Term.  This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to its terms, shall continue in effect until expiry of the Royalty Term for all Products (“Term”).
6.2Termination Rights.  If either Party materially breaches or materially defaults in the performance or observance of any of its respective obligations under this Agreement, and such breach or default is not cured within [***] days after the giving of written notice by the other Party specifying such breach or default, then such other Party shall have the right to terminate this Agreement by providing the breaching Party written notice within [***] days following the expiration of such [***]-day period (such termination to be effective upon receipt of such termination notice).
6.3Effects of Termination. Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information to which such other Party does not retain rights under the surviving provisions of this Agreement: (a) promptly destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, however, the other Party shall be permitted to retain one copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder or for archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created pursuant to such other Party’s archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.
6.4Survival.  Expiration or termination of this Agreement shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder, each of which shall survive termination or expiration of this Agreement. In the event of termination of this Agreement, in addition to the provisions of this Agreement that continue in effect in accordance with their terms, Sections 5.2 and 6.3 and ARTICLE III (until expiration of the last to expire Royalty Term), ARTICLE IV and ARTICLE VIII shall survive.
ARTICLE VII
DISPUTE RESOLUTION
7.1Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights or obligations hereunder.  It is the objective of the Parties to establish under this ARTICLE VII procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  In the event that the Parties are unable to resolve such dispute within [***] days from the day that one Party had designated the issue as a dispute in written notice to the other Party, then either Party shall have the right to escalate such matter to senior management as set forth in Section 7.2.
7.2Escalation to Executive Officers.  Either Party may, by written notice to the other Party, request that a dispute that remained unresolved by the Parties for a period of [***] days as set forth in Section 7.1 arising between the Parties in connection with this Agreement, or a dispute relating to material breach, be resolved by the Executive Officers for resolution, within [***] Business Days of their first consideration of such dispute.
7.3Arbitration.  If the Executive Officers cannot resolve such dispute within [***] Business Days of their first consideration of such dispute, then upon the filing of a Request for Arbitration by either Party, such dispute shall be submitted to Arbitration in the State of Delaware and settled under the Commercial Arbitration Rules of the AAA.  The place of arbitration shall be the State of Delaware.  The language to be used in the arbitral proceedings shall be English. The dispute, controversy or claim referred to arbitration shall be decided in accordance with the laws of the State of Delaware.  Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  Nothing in this Section 7.3 will preclude either Party from seeking interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration, if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.
ARTICLE VIII
MISCELLANEOUS
8.1Governing Law.  This Agreement shall be construed and the respective rights of the Parties determined according to the laws of the State of Delaware, excluding any of its conflicts of laws principles to the contrary.
8.2Assignment.  This Agreement may be assigned, delegated or otherwise transferred by CASI, and any right or obligation under the Agreement can be assigned, delegated or transferred, by CASI without the prior written consent of Cleave. Cleave may, without the written consent of CASI, assign or otherwise transfer its financial rights to receive payments under  this Agreement as a whole in connection with a change of control or corporate restructuring. If CASI assigns this Agreement to a Third Party, then CASI shall ensure that all financial obligations under ARTICLE III and the annual reporting under Section 2.7 shall also be assigned to, and be binding on, such Third Party acquirer.  All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors and assigns and inure to the benefit of the Parties and their respective successors and permitted assigns.
8.3Entire Agreement; Amendments.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral, including the Existing License Agreement and all Confidential Information disclosed to a Party pursuant to the terms of the Existing License Agreement will be deemed to have been disclosed pursuant to this Agreement and will be deemed Confidential Information under this Agreement. This Agreement (including the Schedules hereto) may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties.
8.4Notices.  All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To Cleave:Cleave Therapeutics, Inc.

[***]

To CASI:

CASI Pharmaceuticals (China) Co., Ltd

[***]

marked for the attention of [***];

with a copy (which shall not constitute notice) by post to :

CASI Pharmaceuticals, Inc.

[***]

Marked for the attention of [***].

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day), (b) on receipt if sent by overnight courier, or (c) on receipt if sent by mail.

8.5No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against any Party.
8.6Headings.  The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.
8.7No Implied Waivers; Rights Cumulative.  No failure on the part of Cleave or CASI to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.
8.8Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions, which valid provisions best reflect the original intent of the Parties and in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.
8.9Interpretation.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Laws herein shall be construed as referring to such Laws as they from time to time may be enacted, repealed or amended, (c) any reference herein to any Person shall be construed to include the Person's successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) any reference herein to the words “mutually agree” or “mutual written agreement” shall not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party's sole discretion, (f) all references herein to Articles, Sections or Exhibits shall be construed to refer to Articles, Sections or Exhibits of this Agreement, (g) the word “or” shall be construed to have the same meaning and effect as “and/or” unless the context dictates otherwise because the subjects of the conjunction are mutually exclusive, (h) a term not defined herein but reflecting a different part of speech than a term which is defined herein shall be interpreted in a correlative manner, (i) any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days, and (j) if the last day for the exercise of any privilege or the discharge of any duty under this Agreement falls upon a day which is not a Business Day, then the Party having such privilege or duty will have until the end of the next succeeding regular Business Day to exercise such privilege or to discharge such duty.
8.10Relationship of the Parties.  It is expressly agreed that Cleave and CASI are independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture, or agency, including for Tax purposes. Neither Cleave nor CASI will have the authority to make any statements, representations, or commitments of any kind, or to take any action, which will be binding on the other Party, without the prior written consent of the other Party.
8.11Binding Effect; No Third Party Beneficiaries.  As of the Effective Date, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assigns shall be deemed an intended Third Party beneficiary hereunder or have any right to enforce any obligation of this Agreement.
8.12Further Assurances.  Each Party agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure of and confirm unto such other Party its rights and remedies under, this Agreement.
8.13Counterparts; Electronic Signatures.  The Parties agree that each may execute this Agreement using electronic signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures transmitted via PDF or electronic signatures shall be treated as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, Cleave and CASI have caused this Agreement to be duly executed by their authorized representatives, as of the Effective Date.

CLEAVE THERAPEUTICS, INC.
By:	[***]
Name: [***]
Title: [***]

CASI PHARMACEUTICALS, INC.
By:	[***]
Name: [***]
Title: [***]

EXHIBIT A

Structure of CB-5339

[***]

EXHIBIT B

Assigned Patent Rights

[***]

EXHIBIT C

Form of Patent Assignment Agreement

{***]

PATENT ASSIGNMENT

This Patent Assignment (this “Assignment”) is made and entered into as of July 18, 2023 by and between CASI Pharmaceuticals, Inc., a Cayman  corporation having a place of business at 1701-1702, China Central Office, Tower 1, No. 81 Jianguo Road, Chaoyang District, Beijing 100025 People’s Republic of China (“Assignee”), and Cleave Therapeutics, Inc., a company incorporated under the laws of the State of Delaware having a place of business at 92 S. Park Street, San Francisco, CA 94107 (“Assignor”).

WHEREAS, Assignor desires to assign and Assignee desires to receive the patent applications and patents listed in Schedule 1 (the “Patents”).

NOW THEREFORE, effective as of the Effective Date, be it known that, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor and Assignee hereby acknowledge:

1.Assignment.  Assignor has assigned and/or by these presents does hereby sell, assign, transfer and convey unto Assignee, the whole and entire right, title and interest (i) in and to the Patents, for the territory of the United States and its possessions and territories and all foreign countries; (ii) in and to any and all United States and foreign patent applications claiming priority to said Patents including, without limitation, applications for patents including provisionals, non-provisionals, divisions, continuations, continuations-in-part, requests for continued examinations, utility models, PCT applications and designs and any other related United States and foreign applications and equivalents thereof (“Applications”), along with the right to claim priority to said Applications under any treaty relating thereto; (iii) in and to all United States and foreign patents, utility models, inventor’s certificates and designs and all equivalents thereof which may be granted for the Patents or Applications, including extensions, renewals, reissues and reexamination certificates thereof (“Future Patents”); and (iv) in and to all rights to sue for and collect damages resulting from past, present and future infringement of all Patents and Future Patents.

2.Enjoyment and Assistance.  Assignor hereby authorizes and requests the U.S. Patent and Trademark Office to record Assignee as the owner of the Patents, Applications and Future Patents.  The Patents, Applications and Future Patents shall be held and enjoyed by the Assignee, for Assignee’s own use and benefit, and for Assignee’s legal representatives and assigns, to the full end of the term or terms of the Patents and Future Patents, as fully and entirely as the same would have been held by the Assignor had this assignment and sale not been made; and for the aforesaid consideration, Assignor hereby covenants, agrees and undertakes to execute or cause to be executed, whenever requested by the Assignee, all patent applications, assignments, lawful oaths and any other papers which Assignee may deem necessary or desirable for securing to Assignee or for maintaining for Assignee all the Patents, Applications and Future Patents hereby assigned or agreed to be assigned, all without further compensation to the Assignor.  It is agreed that Assignor shall be legally bound, upon request of Assignee or its successors or assigns or a legal representative thereof, to supply all information and evidence of which the undersigned has knowledge or possession, relating to the making and practicing of the Patents, and to testify in any legal proceeding relating thereto.

3.General.

a.Severability.  If any term or provision of this Assignment or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Assignment or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

b.Successors and Assigns.  This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  This Assignment and the rights and obligations hereunder shall not be assignable by either party, without the written consent of the other party and any such purported assignment by either party without such consent shall be void.  Notwithstanding the foregoing, Assignee may without obtaining the consent of Assignor, assign any of its rights and/or obligations under this Assignment (i) to affiliates, provided that such assignment shall not relieve Assignee from its obligations hereunder or (ii) to a successor to substantially all of the business to which this Assignment pertains, whether in a merger, sale of stock, sale of assets, spin-off or other transaction.

c.Waiver.  Any term or provision of this Assignment may be waived in writing at any time by the party or parties entitled to the benefits thereof.  No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege.  No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement.

d.Amendment.  No supplement, modification, amendment or waiver of this Assignment shall be binding unless executed in writing by Assignee, on the one hand, and Assignor, on the other hand.

e.Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Assignment delivered by facsimile or PDF transmission shall be as effective as an original executed signature page.

[Signature Page Follows]

ASSIGNOR:

CLEAVE THERAPEUTICS, INC.
By:
Name: [***]
Title: [***]

ASSIGNEE: CASI PHARMACEUTICALS, INC.
By:
Name: [***]
Title: [***]

Schedule 1

Assigned Patents and Patent Applications

[***]

EXHIBIT D

Assigned Materials and Transfer Plan for Assigned Materials

Assigned Materials:

Any available physical material of CB-5339 currently stored at [***].

EXHIBIT E

Form of Bill of Sale

bill of sale

THIS BILL OF SALE (this “Bill of Sale”), is made and entered into as of July 18, 2023 by and between CASI Pharmaceuticals, Inc., a Cayman  corporation having a place of business at 1701-1702, China Central Office, Tower 1, No. 81 Jianguo Road, Chaoyang District, Beijing 100025 People’s Republic of China (“Assignee”), and Cleave Therapeutics, Inc., a company incorporated under the laws of the State of Delaware having a place of business at 92 S. Park Street, San Francisco, CA 94107 (“Assignor”), each a “Party” and together the “Parties”.

RECITALS

WHEREAS, Assignor and Assignee are Parties to that certain Assignment Agreement, dated as of the date hereof, by and between Assignor and Assignee (the “Assignment Agreement”), pursuant to which Assignor and its Affiliates have agreed to sell, assign, transfer, convey and deliver to Assignee, and Assignee has agreed to purchase, acquire and accept from Assignor and its Affiliates, all right, title and interest of Assignor and its Affiliates in, to and under the Assigned Materials upon the terms and subject to the conditions set forth in the Assignment Agreement; and

WHEREAS, the execution and delivery of this Bill of Sale is contemplated by Section 2.2 of the Assignment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.Transfer of Assigned Materials.  Upon the terms and subject to the conditions of the Assignment Agreement (including, without limitation, Section 2.2 thereof), effective as of 12:01 a.m., New York, NY time, on the date hereof, Assignor and its Affiliates hereby irrevocably sell, assign and transfer to Assignee, and Assignee hereby purchases, acquires and accepts from Assignor and its Affiliates, all right, title and interest of Assignor and its Affiliates in, to and under the Assigned Materials, free and clear of any mortgage, charge, lien, security interest, easement, right of way, pledge restriction or encumbrance of any kind.

2.Further Assurances.  As and when reasonably requested by either Party, the other Party shall, and shall cause its respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and instruments and take all such reasonable actions as may be necessary or appropriate to make effective the transactions contemplated hereby.

3.Parties in Interest.  This Bill of Sale shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Parties and their permitted successors and assigns.  Except as noted above, this Bill of Sale is for the sole benefit of the entities specifically named in the preamble to this Bill of Sale as Parties and their permitted successors and assigns, no Party hereto is acting as an agent for any other person or entity not named herein as a Party hereto, and nothing in this Bill of Sale or the Assignment Agreement, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Bill of Sale.

4.No Assumption of Liabilities.  Nothing expressed or implied in this Bill of Sale shall be deemed to be an assumption by Assignee of any debt, liability, claim, expense, commitment or obligation of whatever kind, whether known or unknown, direct or indirect, accrued or fixed, absolute or contingent, due or to become due, matured or not or determined or determinable of Assignor or its Affiliates.

5.Governing Law.  This Bill of Sale shall be governed by and enforced in accordance with the internal laws of the State of Delaware, excluding any of its conflicts of laws principles to the contrary.

6.Conflicts.  The sale and purchase of the Transferred Assets made hereunder are made in accordance with and subject to the Assignment Agreement (including, without limitation, the representations, warranties, covenants and agreements contained therein).  In the event of a conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Assignment Agreement, the terms and conditions of the Assignment Agreement shall govern, supersede, and prevail.  Notwithstanding anything to the contrary in this Bill of Sale, nothing herein is intended to, nor shall it, extend, amplify, or otherwise alter the representations, warranties, covenants, and obligations of the Parties contained in the Assignment Agreement or the survival thereof.

7.Counterparts; Electronic Signatures.  The Parties agree that each may execute this Agreement using electronic signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures transmitted via PDF or electronic signatures shall be treated as original signatures.

8.Amendment; Waiver.  No provision of this Bill of Sale may be amended, supplemented or modified except by a written instrument making specific reference hereto signed by all the Parties.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT F

List of Technology Transfer

Cleave will provide all clinical, preclinical, regulatory, IP and CMC documents, information, filings, know how and agreements related to CB-5339 and the patent family.

Regulatory Documents

●	[***]

CMC Documents and Data

●	Drug Product
o	Analytical Documents (method development reports and methods)
o	Specifications
o	Formulation Reports
o	Stability Reports
o	Manufacturing Records
o	CofAs
●	Drug Substance
o	Analytical Documents (method development reports and methods)
o	Specifications
o	Stability Data
o	CofAs
o	Reference Standard data
o	Manufacturing Records

Clinical Documents

●	CTX-001
o	Trial Master File
o	PK Data
●	CTX-002
o	Trial Master File
o	Clinical Study Report

Non-Clinical Documents

●	Pre-clinical pharmacology and toxicology reports

IP

●	List of all patents and their inventors and most recent contact information

IP Vendors

●	Transition relationships with existing partners/vendors – CASI has option to continue relationship
o	Erica Pascal – IP attorney
o	Wilson Sonsini – IP law firm
o	SCHWEGMAN, LUNDBERG & WOESSNER, P.A. – IP law firm
o	Black Hills - Annuities

Physical Materials

Cleave will work with the vendors involved in drug production and storage of materials [***] to get contracts in place for CASI and transfer ownership of all information, contracts and materials related to CB-5339.

●	Drug Substance stored at [***]
●	Drug Product stored at [***]
●	[***] stored at [***]
●	[***] stored at [***]

IN WITNESS WHEREOF, the Parties have caused this Bill of Sale to be duly executed as of the date first written above.

ASSIGNOR:

CLEAVE THERAPEUTICS, INC.
By:	[***]
Name: [***]
Title: [***]

ASSIGNEE: CASI PHARMACEUTICALS, INC.
By:	[***}
Name: [***]
Title: [***]